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                                                                    EXHIBIT 23.4


                           REPORT OF INDEPENDENT AUDITORS


Integrity Software, Inc
Dublin, Ireland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 17 June 1998 relating to the financial statements of Ibis Systems Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           Wilkins Kennedy

Bridge House,
London Bridge,
London SE1 9QR
England.

16 March 2000